SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HEALTHCARE REALTY TRUST INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3310 WEST END AVENUE
SUITE 700
NASHVILLE, TENNESSEE 37203

March 28, 2003

TO OUR SHAREHOLDERS:

      You are cordially invited to attend the 2003 annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held on Tuesday, May 13, 2003, at 10:00 a.m. (local time) at the Company’s executive offices at 3310 West End Avenue, Suite 700, Nashville, Tennessee.

      Please read the enclosed 2002 Annual Report to Shareholders and Proxy Statement for the 2003 annual meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy, which is being solicited by the Board of Directors, as soon as possible so that your vote will be recorded. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

Sincerely,

David R. Emery
Chairman and Chief Executive Officer

IMPORTANT

COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY

AND RETURN IT PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
RATIFICATION OF SELECTION OF AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
PENSION PLAN TABLE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARATIVE PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL INFORMATION

3310 WEST END AVENUE

SUITE 700
NASHVILLE, TENNESSEE 37203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 13, 2003

TO OUR SHAREHOLDERS:

      The annual meeting of shareholders of Healthcare Realty Trust Incorporated (the “Company”) will be held on Tuesday, May 13, 2003, at 10:00 a.m. (local time) at 3310 West End Avenue, Suite 700, Nashville, Tennessee, for the following purposes:

(1) To elect two nominees as Class 1 directors;

(2) To ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2003; and

(3) To transact any other business that properly comes before the meeting or any adjournment thereof.

      Holders of the Company’s Common Stock of record at the close of business on March 13, 2003 are entitled to vote at the meeting or at any adjournment of the meeting.

Dated: March 28, 2003

By order of the Board of Directors

David R. Emery
Chairman and Chief Executive Officer

IMPORTANT

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

3310 WEST END AVENUE

SUITE 700
NASHVILLE, TENNESSEE 37203

PROXY STATEMENT

       This Proxy Statement contains information related to the annual meeting of shareholders to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 13, 2003, at 10:00 a.m. (local time) for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders on or about March 28, 2003.

      If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees described in this Proxy Statement, (b) FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors, and (c) FOR the recommendation of the Board of Directors on any other proposal that may properly come before the meeting. The persons named as proxies in the enclosed proxy were selected by the Company’s Board of Directors.

      Shareholders who sign proxies have the right to revoke them at any time before they are voted by written request to the Company, and the giving of the proxy will not affect the right of a shareholder to attend the meeting and vote in person.

      The close of business on March 13, 2003 has been fixed as the record date for the determination of shareholders entitled to vote at the meeting. As of the close of business on such date, the Company had 150,000,000 authorized shares of common stock, $.01 par value (the “Common Stock”), of which 42,010,670 shares were outstanding and entitled to vote and 50,000,000 authorized shares of preferred stock, of which no shares are outstanding. The Common Stock is the Company’s only outstanding class of voting stock.

      Each share of Common Stock will have one vote on each matter to be voted upon at the meeting.

ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes having three-year terms that expire in successive years. The current three-year term of the Class 1 directors expires at the 2003 annual meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class 1 directors, be re-elected to Class 1 to serve until the annual meeting of shareholders in 2006 or until their successors have been elected. Each nominee has consented to be a candidate and to serve, if elected.

      According to Maryland law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Company’s Articles of Incorporation do not provide for cumulative voting and, accordingly, each shareholder may cast one vote per share of Common Stock for each nominee.

      Unless a proxy shall specify otherwise, the persons named in the proxy will vote the shares covered thereby for the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

Class 1 Nominees

      The nominees for election as Class 1 directors are:

			Director
Name	Age	Principal Occupation	Since

Class 1 — 2006
Charles Raymond Fernandez, M.D.	59	Chief Executive Officer and Chief Medical Officer, Piedmont Clinic, Atlanta, Georgia since November, 1999; previously Medical Director, Nalle Clinic, Charlotte, North Carolina	1993
Errol L. Biggs, Ph.D.	62	Director, Center for Health Administration and Professor and Director, Programs in Health Administration, University of Colorado; President, Biggs & Associates (consulting company), Castle Rock, Colorado	1993

Continuing Directors

      The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated and until their successors are elected and take office. Shareholders are not voting on the election of the Class 2 and Class 3 directors.

			Director
Name	Age	Principal Occupation	Since

Class 2 — 2004
Marliese E. Mooney	73	Independent healthcare consultant, Fort Myers, Florida	1993
Edwin B. Morris III	63	Managing Director, Morris & Morse Company, Inc. (real estate financial consulting firm), Boston, Massachusetts	1993
John Knox Singleton	54	President and Chief Executive Officer, Inova Health Systems, Falls Church, Virginia; also a director of Washington Mutual Investors Fund (mutual fund), Washington, D.C.	1993

			Director
Name	Age	Principal Occupation	Since

Class 3 — 2005
David R. Emery	58	Chairman of the Board of Directors and Chief Executive Officer of Healthcare Realty Trust Incorporated	1993
Batey M. Gresham, Jr.	68	Founder/Principal, Gresham, Smith & Partners (architects), Nashville, Tennessee	1993
Dan S. Wilford	62	Retired since November 1, 2002; previously President and Chief Executive Officer, Memorial Hermann Healthcare System (hospital system), Houston, Texas; also a director of Sanders Morris Harris Group (investment firm), Houston, Texas and Southern National Bank of Texas, Houston, Texas	2002

      Except as indicated, each of the nominees and continuing directors has had the principal occupation indicated for more than five years.

CORPORATE GOVERNANCE

Committee Membership

      The Board of Directors has an Executive Committee, a Corporate Governance Committee, an Audit Committee and a Compensation Committee. All committee members are non-employee, independent directors, except David R. Emery, the Chairman of the Board and Chief Executive Officer of the Company. The following table sets forth the current members of the committees:

Corporate
Name	Executive	Governance	Audit	Compensation

Errol L. Biggs, Ph.D.		X	X
David R. Emery	(X)
Charles Raymond Fernandez, M.D.			X
Batey M. Gresham, Jr.		X		X
Marliese E. Mooney			(X)
Edwin B. Morris III				(X)
John Knox Singleton	X			X
Dan S. Wilford	X	(X)

      ( ) Chairman

Executive Committee	No meetings in 2002

•	Acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company, except those matters that cannot by law be delegated by the Board.

Corporate Governance Committee	Formed in January 2003

•	Reviews and implements the Corporate Governance Committee charter and reports to the Board.

•	Develops and implements policies and practices relating to corporate governance.

•	Monitors implementation of the Company’s Corporate Governance Principles.

•	Develops criteria for selection of members of the Board.

•	Seeks individuals qualified to become Board members for recommendation to the Board.

•	Evaluates the performance of individual directors.

Audit Committee	4 meetings in 2002

•	Reviews and implements the Audit Committee charter and reports to the Board.

•	Selects the Company’s independent audit firm (whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year in which it is appointed) and has the sole authority and responsibility to approve all audit and engagement fees and terms, as well as all significant permitted non-audit services by the Company’s independent auditors.

•	Meets with the auditors and management of the Company to review and discuss the scope of the audit and all significant matters related to the audit.

•	Reviews the adequacy and effectiveness of the Company’s internal controls regarding accounting and financial matters.

•	Reviews the financial statements and discusses them with management and the independent auditors.

•	Reviews and discusses policies with respect to risk assessment and risk management and the steps management has taken to monitor and control the Company’s major financial risk exposure.

•	Reviews and discusses with management, the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Compensation Committee	6 meetings in 2002

•	Reviews and implements the Compensation Committee charter and reports to the Board.

•	Establishes a general compensation policy for the Company and approves increases in directors’ fees and salaries paid to officers and senior employees earning an annual base salary in excess of $200,000.

•	Administers all of the Company’s employee benefit plans, including any stock option and restricted stock plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans.

•	Determines, subject to the provisions of the Company’s plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

•	Annually reviews and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers and key employees.

•	Plans for the development and succession of senior executive officers.

Meeting Attendance

      The Board of Directors held a total of five meetings in 2002. Each director attended at least 75% of the meetings of the Board and committees of the Board on which such director served, except Dan S. Wilford who attended one of the three meetings occurring after his election.

Non-Management Executive Sessions

      Periodically, and no less frequently than semi-annually, the Board of Directors meets in executive sessions in which management directors and other members of management do not participate. The non-management directors of the Company have appointed Edwin B. Morris III to preside over the non-management executive sessions. Shareholders and other parties interested in communicating with the non-management directors as a group may do so by contacting Mr. Morris in writing c/o Healthcare Realty Trust Incorporated, 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203.

Compensation of Directors

      Directors who are employees of the Company receive no additional compensation for their services as directors. Each non-employee director receives:

•	An annual retainer of $24,000;

•	A meeting fee of $1,000 for each Board or committee meeting attended (but only one fee in the event that more than one such meeting is held on a single day);

•	An annual grant of 150 restricted shares of Company Common Stock; and

•	Reimbursement for necessary travel expenses incurred in attending such meetings.

      The Company’s retirement plan for non-employee directors provides that when an eligible director reaches age 65 and has completed five years of service with the Company, such director shall receive an annual amount equal to the director’s compensation immediately preceding retirement from the Board of Directors for a period of not more than 15 years. A director who dies will receive benefits as if the director retired from the Board of Directors on the day before his or her death. If a retired director dies before the end of his or her payment period, his or her beneficiary will receive the remaining benefits for the balance of the payment period.

      Each non-employee director receives an automatic grant, at the conclusion of each annual meeting, of 150 restricted shares of the Company’s Common Stock. Such shares are restricted for three years from the date of grant and are granted as of the Annual Meeting date. Such shares are subject to forfeiture upon the occurrence of certain events. Shares subject to the risk of forfeiture may not be sold, assigned, pledged or otherwise transferred. Subject to the risk of forfeiture and transfer restrictions, directors shall have all rights as shareholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares. As of January 31, 2003, non-employee directors had received an aggregate of 16,053 restricted shares.

Independence of Directors

      In January, 2003, the Board of Directors adopted a set of Corporate Governance Principles, addressing, among other things, standards for evaluating the independence of the Company’s directors. The full text of the Principles can be found in the Corporate Governance section of the Company’s web site (www.healthcarerealty.com). A copy may also be obtained upon request from the Company’s Secretary.

      Pursuant to the Principles, the Board undertook its annual review of director independence in February, 2003. During this review, the Board considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its subsidiaries, affiliates and equity investees, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the senior management or their affiliates. As provided in the Principles, the purpose of this review was to determine whether any such relationship or transaction was inconsistent with a determination that a director is independent.

      To aid in making its annual review of director independence, the Board has adopted categorical standards for determining independence. A director who does not meet any of the following impediments will be determined to be independent:

•	A director who has been an employee of the Company within the past five years;

•	A director who has been employed by or affiliated with the Company’s independent auditors within the past five years;

•	A director who has been employed within the past five years by a company on whose compensation or audit committee an executive officer of the Company served;

•	Directors with immediate family members in any of the foregoing categories; or

•	Directors who have in the past five years served as a director or an executive officer for a company that receives fees or services from the Company in excess of $60,000 per year.

      As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the standards adopted pursuant to the Principles with the exception of David R. Emery, Batey M. Gresham, Jr. and Dan S. Wilford. David R. Emery is employed by the Company as its Chief Executive Officer and is therefore not independent. While Batey M. Gresham does not meet these standards for independence because he was a Founder of Gresham, Smith & Partners, an architecture firm that provides services to the Company, the Board has affirmatively determined that Mr. Gresham is independent of the Company and its management. The Board based this determination on the fact that Mr. Gresham is no longer a profit participant in Gresham, Smith & Partners, and accordingly, his compensation is not affected by the relationship between the Company and Gresham, Smith & Partners. Likewise, Dan S. Wilford does not meet these standards for independence because he recently served as Chief Executive Officer of Memorial Hermann Healthcare System, which manages a hospital that paid significant lease revenues to the Company, and a nephew of Mr. Wilford is employed by the Company. Nevertheless, the Board has affirmatively determined that Mr. Wilford is independent of the Company and its management. The Board based this determination on the fact that Mr. Wilford retired as Chief Executive Officer of Memorial Hermann Healthcare System in November 2002 and receives no personal benefit as a result of this relationship. Moreover, the Board concluded that the employment of Mr. Wilford’s nephew does not compromise his ability to act independently.

The Board of Directors recommends that the shareholders vote FOR the election of all of the proposed nominees to the Board of Directors.

RATIFICATION OF SELECTION OF AUDITORS

      The Audit Committee has appointed Ernst & Young LLP, Certified Public Accountants, as the Company’s independent auditors for the fiscal year 2003. This firm has served as the independent auditors of the Company since the Company’s formation in 1993. Representatives of this firm are expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

      The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2003. If the appointment is not ratified, the matter will be referred to the Audit Committee for further review.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for 2002, and fees billed for other services rendered by Ernst & Young LLP for the fiscal year 2002:

Audit fees	$231,000
Financial information systems design and implementation	0
All other fees:
Other audit-related services(1)	$61,000
Other non-audit services(2)	$41,219

Total all other fees	$102,219

(1)	Such services consisted primarily of SEC registration statement related work, audits of employee benefit plans, and accounting consultations.
(2)	Such services consisted of consulting services for the Compensation Committee of the Board of Directors on executive compensation matters.

      All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of the accounting firm’s independence in the conduct of its auditing functions.

      For the purpose of insuring the continued independence of the auditor of the Company’s financial statements, the Company determined that its independent auditors will not provide consulting services to the Company in the future. Additionally, the charter of the Audit Committee provides that the Audit Committee must pre-approve all services to be provided by the auditor. The Audit Committee has established a de minimis exception to the pre-approval requirement so that audits may be performed timely and efficiently. Pre-approval of services is not required provided that all such services (1) do not aggregate more than $20,000 in the fiscal year when the services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

The Board recommends that the shareholders vote FOR ratification of the appointment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following table sets forth as of January 31, 2003 the beneficial ownership of the Company’s equity securities in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This means that all Company securities over which the directors, nominees and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned.

	Common	Percent of
	Shares	Common Shares
Name	Beneficially	Beneficially
of Beneficial Owner	Owned(1)	Owned

David R. Emery	845,980(2)(3)	2.0%
Timothy G. Wallace(13)	34,356	*
Roger O. West	370,391(4)	*
J. D. Carter Steele	7,540(5)	*
Scott W. Holmes	5,233(6)	*
Charles Raymond Fernandez, M.D.	6,064(7)	*
Errol L. Biggs, Ph.D.	2,571(8)	*
Marliese E. Mooney	3,189(9)	*
Edwin B. Morris III	2,848(10)	*
John Knox Singleton	28,138(10)(11)	*
Batey M. Gresham, Jr.	5,019(10)	*
Dan S. Wilford	150(12)	*
All executive officers and directors as a group (12 persons)	1,311,479	3.1%
Lord, Abbett & Co.	3,418,569(14)	8.1%

   *     Less than 1%

(1)	Pursuant to the rules of the Securities and Exchange Commission, restricted shares of Common Stock that the recipient does not have the ability to vote or to receive dividends on are not included.
(2)	Includes 143,352 shares owned by the Emery Family Limited Partnership and 1,448 shares owned by the Emery Family 1993 Irrevocable Trust. Mr. Emery is a limited partner of the partnership and a beneficiary of the trust, but has no voting or investment power with respect to the shares owned by such partnership or trust.
(3)	Includes 701,180 shares of restricted stock granted pursuant to the Company’s 1993 Employees Stock Incentive Plan.
(4)	Includes 365,735 shares of restricted stock granted pursuant to the Company’s 1993 Employees Stock Incentive Plan.
(5)	Includes 1,000 shares owned by Mr. Steele’s wife and 3,917 shares of restricted stock granted pursuant to the Company’s 1993 Employees Stock Incentive Plan and its 2003 Employees Restricted Stock Incentive Plan.
(6)	Includes 3,815 shares of restricted stock granted pursuant to the Company’s 1993 Employees Stock Incentive Plan and its 2003 Employees Restricted Stock Incentive Plan.
(7)	Includes 2,316 shares of stock granted pursuant to the Company’s 1995 Restricted Stock Plan for Non-Employee Directors of which 450 are shares of restricted stock.
(8)	Includes 2,306 shares of stock granted pursuant to the Company’s 1995 Restricted Stock Plan for Non-Employee Directors of which 450 are shares of restricted stock.
(9)	Includes 2,189 shares of stock granted pursuant to the Company’s 1995 Restricted Stock Plan for Non-Employee Directors of which 450 are shares of restricted stock.

(10)	Includes 2,348 shares of stock granted pursuant to the Company’s 1995 Restricted Stock Plan for Non-Employee Directors of which 450 are shares of restricted stock.

(11)	Of these shares, 2,267 are held in trust by Mr. Singleton for the benefit of his minor children, 491 are held jointly with Peggy T. Singleton, Mr. Singleton’s wife, 21,186 shares are owned by Mr. Singleton’s wife, and 1,846 are owned in an IRA.
(12)	Consists of shares of stock granted under the Company’s 1995 Restricted Stock Plan for Non-Employee Directors, all of which are restricted.
(13)	Mr. Wallace retired as an executive officer on December 31, 2002. The Compensation Committee approved Mr. Wallace’s early retirement, which resulted in the vesting of all of Mr. Wallace’s reserved and released restricted shares. On January 8, 2003, the Company redeemed 418,959 shares from Mr. Wallace at $29.23 per share.
(14)	Lord, Abbett & Co., an investment firm, located at 90 Hudson Street, Jersey City, New Jersey 07302, has reported to the Company that it possesses the sole power to vote and/or dispose of 3,418,569 shares of the Company’s Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and greater than 10% shareholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during 2002.

      Based upon a review of these filings and written representations from the Company’s directors and executive officers, the Company believes that, except as set forth below, all reports required to be filed with the SEC by Section 16(a) during the most recent fiscal year or prior fiscal years have been filed, and no other reports were required.

      The following report was not timely filed: Dan S. Wilford joined the Board on February 21, 2002. Because Mr. Wilford owned no shares of Common Stock at that time, he inadvertently failed to file a Form 3 with the SEC indicating that he owned no shares. The Form 3 was filed on January 16, 2003.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information about the Company’s Common Stock that may be issued upon grants of restricted stock and the exercise of options, warrants and rights under all of the Company’s existing compensation plans as of December 31, 2002, including the 1993 Employees Stock Incentive Plan, the 2003 Employees Restricted Stock Incentive Plan, the 1995 Employee Stock Purchase Plan, the 2000 Employee Stock Purchase Plan, the 1994 Dividend Reinvestment Plan, and the 1995 Restricted Stock Plan for Non-Employee Directors. The 1993 Employees Stock Incentive Plan expired in 2002, and no further grants will be made under this plan (although pre-existing restricted stock grants remain outstanding and continue to be subject to the terms of the plan).

	Number of securities to	Weighted-average	Number of securities remaining available
	be issued upon exercise	exercise price of	for future issuance under equity
	of outstanding options,	outstanding options,	compensation plans (excluding securities
Plan category	warrants and rights(1)	warrants and rights(1)	reflected in the first column)(2)

Equity compensation plans approved by security holders	524,576	—	1,549,013 (2)
Equity compensation plans not approved by security holders	0	—	2,091,178 (3)

Total	524,576	—	3,640,191

(1)	The Company is unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2000 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 2000 Employee Stock Purchase Plan provides that shares of Common Stock may be purchased at a per share price equal to 85% of the fair market value of the Common Stock at the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Includes securities available for future issuance under the 2003 Employees Restricted Stock Incentive Plan, the 1995 Employee Stock Purchase Plan, the 2000 Employee Stock Purchase Plan, the 1994 Dividend Reinvestment Plan, and the 1995 Restricted Stock Plan for Non-Employee Directors. No securities are available for future issuance under the 1993 Employees Stock Incentive Plan.
(3)	The number of shares authorized under the 2003 Employees Restricted Stock Incentive Plan is equal to five percent of the total number of outstanding shares of Common Stock.

      All of the Company’s equity compensation plans were approved by the shareholders, except the 2003 Employees Restricted Stock Incentive Plan, which provides for awards of restricted shares of the Company’s Common Stock to full-time salaried employees of the Company or its subsidiaries and affiliates on such terms and conditions, and subject to such restrictions, as the Compensation Committee may determine. Such conditions may be based on continuing employment or achievement of pre-established financial objectives or both.

      Shares of Common Stock will be issued upon attaining the financial objectives. Subject to the risk of forfeiture and transfer restrictions, eligible employees shall have all rights as shareholders with respect to the shares issued pursuant to the plan, including the right to vote and receive dividends or other distributions on such shares. Upon certain merger, change in control, or liquidation events involving the Company, all shares covered by outstanding awards under the plan will immediately vest, unless provisions are made in connection with such transaction for the continuance of the plan. Moreover, all shares covered by outstanding awards will immediately vest if a participant retires or his employment with the Company is terminated without cause.

      The aggregate number of shares that may be issued under the plan may not equal or exceed five percent of the total number of shares of Common Stock outstanding.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table reflects the compensation of the Named Executive Officers:

					Long-Term
		Annual Compensation			Compensation

							Securities	All
				Other Annual	Restricted		Underlying	Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Stock Awards		Options/SARs	Compensation(2)

David R. Emery	2002	$450,079	0	$15,643	$4,800,938	(4)	0	$1,605
Chairman of the Board and	2001	$446,950	0	$18,198	$2,006,200	(4)	0	$1,545
Chief Executive Officer	2000	$434,775	0	$18,199	$1,033,600	(4)	0	$1,475
Timothy G. Wallace (3)	2002	$291,234	0	$9,880	$5,537,128	(4)	0	0
Executive Vice President	2001	$289,210	0	$17,265	$1,101,927	(4)	0	0
and Chief Financial Officer	2000	$281,325	0	$7,421	$668,801	(4)	0	0
Roger O. West	2002	$291,234	0	$11,238	$2,347,125	(4)	0	0
Executive Vice President	2001	$289,210	0	$12,378	$1,101,927	(4)	0	0
and General Counsel	2000	$281,325	0	$10,413	$668,801	(4)	0	0

(1)	Reflects cost of life and supplemental disability insurance premiums paid by the Company.
(2)	Represents certain financial and tax planning services paid on behalf of Mr. Emery.
(3)	Mr. Wallace retired as an executive officer on December 31, 2002. At the time of his retirement, all of Mr. Wallace’s reserved and released restricted shares vested, and on January 8, 2003, the Company redeemed 418,959 shares at $29.23 per share.

(4)	Each of the Named Executive Officers received restricted shares of Common Stock both (a) in lieu of an annual cash bonus in 2000 and 2001, and (b) pursuant to long-term incentive awards in 2001 and 2002. The shares were issued based upon attainment of specified target objectives, and the shares will fully vest without restriction if the executives remain employees of the Company for the specified periods. During the restricted period, holders may vote the shares and receive all dividends thereon. The following table sets forth certain information concerning such restricted stock issuances. The stock values indicated in the table do not reflect any diminution of value attributable to the restrictions on such shares.

											Value
		Shares				Shares				Number	of all
		Issued in	Stock	Stock		Issued				of all	Restricted
		Lieu of	Price at	Value at		Pursuant to	Stock	Stock		Restricted	Shares
		Annual	End of	End of		Long-Term	Price at	Value at		Shares	Held at
		Cash	Grant	Grant	Years to	Incentive	Grant	Grant	Years	Held at	Year
Executive	Year	Bonus	Year	Year(1)	Vest	Awards	Date	Date	to Vest	Year End	End(2)

David R. Emery	2002	0	$—	$0	—	168,750	$28.450	$4,800,938	12	588,680	$17,218,890
	2001	27,328	$28.00	$765,184	8	56,250	$22.0625	$1,241,016	12	—	—
	2000	48,640	$21.250	$1,033,600	8	—	—	—	—	—	—
Timothy G. Wallace	2002	0	$—	$0	—	192,500	$28.764	$5,537,128	0	0	$0
	2001	17,686	$28.000	$495,208	8	27,500	$22.0625	$606,719	12	—	—
	2000	31,473	$21.250	$668,801	8	—	—	—	—	—	—
Roger O. West	2002	0	$—	$0	—	82,500	$28.450	$2,347,125	12	310,735	$9,088,999
	2001	17,686	$28.000	$495,208	8	27,500	$22.0625	$606,719	12	—	—
	2000	31,473	$21.250	$668,801	8	—	—	—	—	—	—

(1)	Based upon the closing price of a share of Common Stock on the New York Stock Exchange, Inc. on December 31 of the grant year.
(2)	Based upon the closing price of a share of Common Stock on the New York Stock Exchange, Inc. on December 31, 2002 of $29.25.

Stock Option Grants

      The Company did not have any stock options or stock appreciation rights outstanding, granted or exercised during 2002.

Pension or Retirement Plans

      The Company adopted an Executive Retirement Plan for its senior executives in 1993. Because it is a defined benefit plan, the amount of a retiree’s pension is calculated using pay and years of service as an employee, rather than by the market value of the plan’s assets as in defined contribution plans.

      Upon retirement, a participant receives an annual pension from the plan equal to 60% of the participant’s Final Average Annual Compensation, as defined below, plus 6% for each year of service after age 60 (90% for retirement at age 65 with at least five years of service). Plan benefits are reduced by the participant’s primary Social Security benefits and Company contributions to the participant’s 401(k) plan. The annual pension benefit is payable to the participant’s spouse upon the participant’s death.

      The retirement benefit is adjusted annually to reflect changes in the CPI index. In addition, a participant may elect to take the retirement benefit in a lump-sum payment equal to the present value of the cash payments that would otherwise be paid to the participant. Such present value shall be determined as of the date of delivery of the notice of election and shall be based on a discount rate on 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication).

      “Final Average Annual Compensation,” which is calculated as the average of the three highest, not necessarily consecutive, years’ earnings, is based upon a participant’s annual salary and bonus. The value of any shares of Common Stock issued in lieu of cash bonuses will not be included as Final Average Annual Compensation in determining the annual pension.

      The Compensation Committee selects eligible participants in the plan. As of March 15, 2003, the Compensation Committee has selected the following persons as the participants for this plan:

Years of Service
Name	As of December 31, 2002

David R. Emery	10
Roger O. West	8
Fredrick M. Langreck	10
Rita Hicks Todd	10

      The following table illustrates the annual pension benefits upon the normal retirement age of 65 calculated before any offset of the employee’s primary Social Security benefits or Company contributions to the participant’s 401(k) plan:

PENSION PLAN TABLE

Final
Average	Years of Service
Annual
Compensation	5	10	15	20

50,000	45,000	45,000	45,000	45,000
100,000	90,000	90,000	90,000	90,000
150,000	135,000	135,000	135,000	135,000
200,000	180,000	180,000	180,000	180,000
250,000	225,000	225,000	225,000	225,000
300,000	270,000	270,000	270,000	270,000
350,000	315,000	315,000	315,000	315,000
400,000	360,000	360,000	360,000	360,000
450,000	405,000	405,000	405,000	405,000
500,000	450,000	450,000	450,000	450,000
600,000	540,000	540,000	540,000	540,000
700,000	630,000	630,000	630,000	630,000
800,000	720,000	720,000	720,000	720,000
900,000	810,000	810,000	810,000	810,000
1,000,000	900,000	900,000	900,000	900,000

      Timothy G. Wallace, who until December 31, 2002 was Executive Vice President and Chief Financial Officer, retired prior to the retirement age mandated by the Executive Retirement Plan. Consequently, Mr. Wallace does not receive any benefits under the Plan. Mr. Wallace receives benefits under a three-year consulting agreement with the Company (which can be extended by Mr. Wallace for two additional years), pursuant to which he receives $125,000 annually.

Deferred Compensation Plan

      The Company has also adopted a Non-Qualified Deferred Compensation Plan, which allows eligible participants to defer and invest a portion of their compensation. The deferrals are credited to a participant’s account and invested in various securities designated by the Company and selected by the participants. These investment options may be amended from time to time by the Company. Participants are 100% vested in their accounts. No matching funds are provided. As a result, the Company incurs no costs associated with the plan other than routine administrative expenses. Participants may elect benefit payments to commence either in the year 2010 or upon retirement. The participant can specify that his or her benefits be paid as a single lump sum or in annual installments over a period of between five and ten years. In the event of an employee’s termination, benefits are paid in a lump sum within 90 days following termination. The plan allows disabled employees to receive hardship withdrawals. The plan is administered by a committee consisting of three or more officers selected by the Compensation Committee. The plan committee has broad powers to interpret and administer the plan, including designating participants and investment options. The benefits under the plan are funded in a “rabbi trust” for the benefit of the participants.

Employee Stock Purchase Plan

      The Company adopted the 2000 Employee Stock Purchase Plan (the “Purchase Plan”), which allows eligible employees of the Company and its subsidiaries to purchase shares of the Company’s Common Stock through regular payroll deductions and voluntary contributions at a price equal to the lesser of (i) 85% of the market price of the Company’s Common Stock on the first day of the grant year or (ii) 85% of the market price of the Company’s Common Stock on the purchase date. The Company has reserved 1,000,000 shares of Common Stock for issuance pursuant to the Purchase Plan, subject to adjustment resulting from (i) a stock dividend, split or combination, (ii) recapitalization or reclassification, (iii) a reorganization, merger or consolidation in which the Company is the surviving corporation or (iv) another similar change affecting the Company’s Common Stock. As of March 13, 2003, 107,657 shares had been issued to employees under the Purchase Plan.

Employment Contracts And Change-In-Control Arrangements

David R. Emery

      Mr. Emery’s employment agreement, pursuant to which he serves as Chairman, President and Chief Executive Officer of the Company, has a five-year term that is automatically extended on January 1 of each year for an additional year. Under this agreement, Mr. Emery receives a 2003 base salary of $461,331 (which includes a cost of living adjustment) and annual increases at the discretion of the Compensation Committee of the Board of Directors, and is entitled to participate in the Company’s restricted stock plan and all other benefit programs generally available to executive officers of the Company. Mr. Emery is also entitled to receive an annual bonus at the discretion of the Compensation Committee.

      If Mr. Emery’s employment agreement is terminated for any reason other than for cause or upon Mr. Emery’s voluntary termination, he is entitled to receive his unpaid salary, earned bonus, vested, released, granted, or reserved stock awards, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan), and other benefits through the date of termination. In addition, Mr. Emery will receive as severance compensation his base salary for a period of three years following the date of termination and an amount equal to twice his average annual bonus during the two years immediately preceding his termination. Mr. Emery may elect to receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day treasury bill interest rate in effect on the date of delivery of such election notice).

      If a “change-in-control” (as defined in the employment agreement) occurs, Mr. Emery may terminate his agreement and receive his accrued base salary and other benefits described above through the remaining term of the agreement and an amount equal to three times his average annual bonus during the two years immediately preceding the termination. In addition, Mr. Emery may elect to receive from the Company a lump sum severance payment (calculated as provided above) which may not be greater than three times his base salary. In such event, Mr. Emery is entitled to receive a tax gross-up payment as compensation for any excise tax imposed by Section 280(g) of the Internal Revenue Code which would be required to be paid.

      The Company may terminate Mr. Emery’s agreement for “cause,” which is defined to include material, substantial and willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company or Mr. Emery’s material, substantial and willful breach of the employment agreement which has resulted in material injury to the Company. In the event of Mr. Emery’s termination for cause, he shall receive all accrued salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan), and other benefits through the date of termination, but shall receive no other severance benefits.

      Mr. Emery’s agreement may also be terminated if Mr. Emery dies or becomes disabled and his disability continues for a period of 12 consecutive months. In the event of termination of the employment agreement because of Mr. Emery’s death or disability, Mr. Emery (or his estate) shall receive his unpaid salary, earned bonus, vested, released, granted or reserved stock awards, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination, but no additional severance except that, if Mr. Emery becomes disabled, the Company will maintain his insurance benefits for the remaining term of his employment agreement.

      The Company has agreed to indemnify Mr. Emery for certain liabilities arising from actions taken within the scope of his employment. Mr. Emery’s employment agreement contains restrictive covenants pursuant to which Mr. Emery has agreed not to compete with the Company during the period of Mr. Emery’s employment and any period following termination of his employment during which he is receiving severance payments except in the event of a change-in-control of the Company.

Roger O. West

      The Company’s employment agreement with Mr. West contains terms similar to those contained in the employment agreement for Mr. Emery. Mr. West’s agreement has a five-year term that is automatically extended on January 1 of each year for an additional year. Mr. West’s 2003 base salary is $298,515 (which includes a cost of living adjustment), and annual bonuses and salary increases at the discretion of the Compensation Committee. Mr. West is also entitled to participate in the Company’s executive incentive compensation plan as well as the restricted stock plan and other benefit programs available to Mr. Emery. The agreement provides that if Mr. West’s employment is terminated, he will receive compensation similar to Mr. Emery’s. In the employment agreement, the Company has agreed to indemnify Mr. West for certain liabilities arising from actions taken within the scope of his employment. Mr. West has also agreed not to compete with the Company during the period of his employment and any period during which he is receiving severance payments except in the event of a change-in-control of the Company.

Compensation Committee Interlocks And Insider Participation

      During 2002, the members of the Compensation Committee of the Board of Directors were Edwin B. Morris III (Chairman), Batey M. Gresham, Jr. and John Knox Singleton. There are no interlocks among the members of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

      The Compensation Committee establishes a general compensation policy for the Company and is responsible for approving increases in compensation paid to the executive officers of the Company within the framework of the policy. The Compensation Committee administers the Company’s employee benefit plans, including restricted stock plans and annual and long-term incentive plans. In addition, the Compensation Committee evaluates the performance of the executive officers of the Company and related matters. The Compensation Committee reviews its decisions with the full Board of Directors.

Comprehensive Executive Compensation Policy

      The Company’s compensation program for executives consists of three key elements:

•	Base salaries competitive with those paid to the executive officers of comparable real estate investment companies;

•	Variable annual incentives, which would reflect executive contribution to the Company’s short-term objectives; and

•	A variable long-term incentive program utilizing share ownership in the Company reflecting executive contribution to the achievement of the Company’s long-term goals.

      The Compensation Committee regularly reviews the executive compensation policies and practices of selected comparable publicly traded real estate investment companies, establishes base salaries, incentive target guidelines and equity grant practices for senior executive positions, and monitors share ownership guidelines for the senior executive officers of the Company. The following is a summary of the compensation policy of the Company established by the Compensation Committee:

      Base Salary. The base salary of each of the Company’s executive officers should be approximately one-third of the combined base salary and targeted annual and long-term incentive compensation. Salary increases consist of two components. The employment agreements with the executive officers require increases based on adjustments in the consumer price index. In addition, the Compensation Committee, in its discretion, can approve additional salary increases. The Compensation Committee bases all approvals for increases to base salaries upon an assessment, reflecting competitive market practices, of experience, tenure in position and individual and corporate performance. The President will review all salary recommendations for executive officers, except the recommendation for himself, with the Compensation Committee, which will be responsible for approving or disapproving these recommendations. The Compensation Committee will be solely responsible for determining the salary of Mr. Emery. In reviewing the President’s recommendations and determining base salaries, the Compensation Committee generally will continue to seek outside data and, as necessary, consult with independent compensation consultants.

      The fixed base salary has traditionally been at or below the median salary of comparable real estate investment companies. In January 1999, after reviewing salary ranges and supporting data for comparable publicly traded real estate companies, the Compensation Committee increased base salaries to a level generally at the median of the comparable company range. Since 2000, in light of the increase in base salary in 1999 and of other components of compensation described herein, the Compensation Committee has only increased the base salary of the executive officers by the increase in the cost of living.

      Annual Incentive Compensation. An executive’s annual incentive compensation reflects the degree to which the executive contributes to the realization of established short-term objectives of the Company and is intended to be a substantial incentive for the executive officers to achieve those objectives. This at-risk pay policy provides annual cash bonuses that are substantially measured as a percentage of base salary, thus enhancing the performance based component of the total cash compensation. Annual incentive compensation and the total annual cash compensation are intended to be competitive with prevailing market practices.

      The Compensation Committee administers the Executive Variable Incentive Plan (the “Bonus Incentive Plan”), pursuant to which it determines target annual incentive awards based upon two factors: corporate performance and individual performance. At the inception of the Bonus Incentive Plan, the Compensation Committee established a performance index to evaluate the Company’s corporate performance during each plan year. Corporate performance is measured in terms of the percentage of funds from operations available for the targeted dividend distributions during the plan year. The corporate performance index assumes that the Company has not successfully undertaken a public offering of its Common Stock or accomplished other significant additions to its capital which benefit the Company in the long-term, but could lower funds from operations in the short-term. In the event of such additions to capital, the Compensation Committee retains the authority to undertake adjustments to the awards to be delivered for such year. The individual performance index measures the degree the individual achieved performance objectives established by Mr. Emery, for executives other than himself, and, in the case of Mr. Emery, as established by the Compensation Committee.

      Since 1999, the Company felt that it would be in its best interest to encourage key management employees to increase their equity position in the Company. The Company presented these employees, including its vice presidents and regional managers, with the opportunity to elect to receive all or a portion of their annual cash bonuses in restricted stock of the Company. Restricted stock awards were valued based upon the length of the restriction period elected by the employee. Since that time, the President and each of the

Executive Vice Presidents elected to take their entire annual incentive awards in restricted stock. However, the executive officers declined to accept annual bonuses in 2002 in light of the long-term compensation earned in 2001 and 2002.

      The Compensation Committee periodically reviews the Bonus Incentive Plan and retains the authority to make adjustments based on changed circumstances. For example, as the REIT industry moves from funds from operations to earnings per share as a measure of performance, the plans will be adjusted consistent with the Company’s general compensation philosophy to give effect to the new standard.

      Long-Term Incentive Compensation. Under the Company’s 2003 Employees Restricted Stock Incentive Plan (and its predecessor plan, the 1993 Employees Stock Incentive Plan), the Compensation Committee makes grants of restricted stock as a means of providing long-term incentive for the Company’s executives to direct their efforts toward maximizing total returns to shareholders as measured over an extended period of time. The Compensation Committee has prepared long-term target objectives for the Company and has determined the long-term incentive awards to be made to designated executive officers, relating to the attainment of these objectives. Target objectives are measured by the cumulative total shareholder return, which is the current price of a share of the Company’s Common Stock, plus the cumulative dividends paid to date with respect to a share of Common Stock, adjusted to include the cumulative effect of per share dividend reinvestment, less the Company’s initial public offering share price of $19.50. The Compensation Committee has the sole authority to designate the recipients of the grants.

      An aggregate of 1,147,500 restricted shares have been granted under the 1993 plan to the executives upon attainment of the target objectives, and the shares will fully vest without restriction if the executives remain employees of the Company for specified periods. During the vesting period, the recipients receive dividends and have full voting rights to these shares. An additional 167,500 shares are reserved for future grants of restricted stock to the executive officers (including 112,500 for Mr. Emery and 55,000 for Mr. West). These shares have no dividend or voting rights until granted.

      Stock Ownership Guidelines. In connection with the development of executive long-term incentive compensation, the Company has implemented target share ownership guidelines for executive officers to promote share ownership and further align executive and shareholder interests. The guidelines state that within five years from the date of employment of the executive, it is expected that the executive would possess qualifying shares of the Company’s stock having an aggregate acquisition value equal to a multiple of base salary, generally determined as of the date of employment. Qualifying shares include (i) shares of the Company owned by the executive or the executive’s immediate family, or family entities and trusts and shares held for the executive’s benefit pursuant to a qualified plan and (ii) restricted stock of the Company regardless of the method of grant or acquisition. The Compensation Committee retains the authority to make exceptions to the target guidelines based upon changes in circumstances or otherwise to amend or alter the guidelines as the Compensation Committee may determine. Each of the executive officers currently owns sufficient shares to meet the target guidelines.

Compensation of Chief Executive Officer

      Under David R. Emery’s employment agreement, Mr. Emery’s annual base salary is subject to cost of living adjustments and annual increases at the discretion of the Compensation Committee. Mr. Emery is entitled to participate in the Bonus Incentive Plan, 1993 and 2003 Employees Restricted Stock Incentive Plans, executive retirement plan and all other benefit programs generally available to executive officers of the Company. The Company does not provide Mr. Emery with incidental perquisites such as club memberships, company vehicles, or other similar items, although it does provide to him certain financial and tax planning assistance. The Compensation Committee considers a number of factors for establishing the base salary of the Chief Executive Officer of the Company, including growth, asset quality, competitive position, and profitability of the Company as compared with comparable publicly traded real estate companies. The Compensation Committee established Mr. Emery’s 2002 base salary, as the Chief Executive Officer, at $450,079. As Chief Executive Officer, Mr. Emery is entitled to earn an annual bonus incentive on the same basis as all other executive officers of the Company. However, Mr. Emery declined to accept an annual bonus in 2002 in light of the long-term compensation earned by Mr. Emery in 2001 and 2002. Under the long-term incentive component of Mr. Emery’s compensation, future awards under the 1993 plan to be granted as a result of attaining Company target objectives are to be made from a reservation in 2002 of 225,000 shares of restricted stock. One-half of these shares have been granted upon attainment of the applicable performance targets.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.

      Members of the Compensation Committee

               Edwin B. Morris III (Chairman)

               Batey M. Gresham, Jr.
               John Knox Singleton

AUDIT COMMITTEE REPORT

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

      The Audit Committee of the Board of Directors of the Company consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange. Audit Committee members may serve on the audit committees of no more than three public companies.

      Pursuant to the Sarbanes-Oxley Act of 2002 which became effective on July 30, 2002, and rules adopted by the SEC, the Company must disclose which members, if any, of the Audit Committee are “audit committee financial experts” (as defined in the SEC’s rules). Rules proposed by the New York Stock Exchange would give listed companies 24 months to meet this requirement. As of January 15, 2003, the Company’s Board has determined that none of the members of the Audit Committee meets the criteria to be an “audit committee financial expert.” The Company expects to meet this requirement by the required NYSE date.

      The Company’s management has primary responsibility for preparing the Company’s financial statements and implementing internal controls over financial reporting. The Company’s independent auditors, Ernst & Young, LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

      The role and responsibilities of the Audit Committee are set forth in a revised charter approved by the Board in January 2003, which is attached to this Proxy Statement as Appendix A.

      As more fully described in its charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of the financial statements to generally accepted accounting principles. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

      To fulfill its responsibilities, the Audit Committee has met and held discussions with management and the independent auditors concerning the consolidated financial statements for the fiscal year ended Decem-

ber 31, 2002. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also has considered whether the independent auditors’ provision of consulting and other non-audit services to the Company is comparable with the auditors’ independence.

      In addition, the Audit Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. The Audit Committee discussed with the internal auditors the Company’s internal controls and reporting procedures. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

      Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young, LLP, as described above and in reliance thereon, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

      Members of the Audit Committee

               Marliese E. Mooney (Chairperson)

               Errol L. Biggs, Ph.D.
               Charles Raymond Fernandez, M.D.

COMPARATIVE PERFORMANCE GRAPH

      The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company’s Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the monthly percentage change in the return on the Company’s Common Stock since January 1, 1998 with the cumulative total return on the Total Return Index for Equity REITs, published by the National Association of Real Estate Investment Trusts, Inc. and the Standard and Poor’s 500 Index. The graph assumes the investment on January 1, 1998 of $100 and that all dividends were reinvested at the time they were paid.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG HEALTHCARE REALTY TRUST INCORPORATED,
S&P 500 INDEX AND NAREIT EQUITY REIT INDEX

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Healthcare Realty Trust Incorporated	100.00	82.57	64.67	99.14	143.17	161.80
S&P 500	100.00	128.55	155.60	141.42	124.63	96.95
NAREIT All Equity REIT Index	100.00	82.50	78.69	99.44	113.29	118.08

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Dan S. Wilford, a director of the Company, retired on November 1, 2002 as President and Chief Executive Officer of Memorial Hermann Healthcare System which manages Beaumont Memorial Hospital and also indirectly owns 16.19% of the hospital. The Company owns a medical office building on the hospital campus which is leased to the hospital. During 2002, Beaumont Memorial Hospital paid lease revenues of approximately $1.8 million to the Company. Mr. Wilford, however, received no personal benefit as a result of these transactions.

      The architectural firm Gresham, Smith & Partners received fees of approximately $673,300 during 2002 for services rendered to the Company. Batey M. Gresham, Jr., a director of the Company, is a founder of Gresham, Smith & Partners and is currently a non-profit-participating principal in such firm. Accordingly, Mr. Gresham received no personal benefit from such fees.

GENERAL INFORMATION

Shareholder Proposals for 2004 Annual Meeting

      Shareholder proposals intended to be presented at the 2004 annual meeting of shareholders must comply with the SEC’s proxy rules, be stated in writing and be received by the Company at its executive offices at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203 not earlier than November 1, 2003 nor later than December 1, 2003, in order to be included in the Proxy Statement and proxy for that meeting. Additionally, the proxy for next year’s annual meeting will confer discretionary authority to vote on any shareholder proposal which the Company receives notice of later than the close of business on January 31, 2004.

Counting of Votes

      All matters specified in this Proxy Statement will be voted on at the annual meeting by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares of Common Stock outstanding, the shares of Common Stock represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

      The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.”

      Inspectors of election will treat shares referred to as “broker non-votes” (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Miscellaneous

      The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. The Company has retained The Altman Group, Inc. to aid in the solicitation. For its services, the Company will pay The Altman Group, Inc. a fee of $4,500 and reimburse it for certain out-of-pocket disbursements and expenses. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

      Management of the Company is not aware of any matters other than those described in this Proxy Statement which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

      A copy of the Company’s Annual Report has been mailed to all shareholders entitled to notice of and to vote at this meeting.

HEALTHCARE REALTY TRUST
INCORPORATED

David R. Emery
Chairman and Chief Executive Officer

March 28, 2003

Appendix A

HEALTHCARE REALTY TRUST INCORPORATED

CHARTER

OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1.     Purpose

      The Audit Committee of Healthcare Realty Trust Incorporated (the “Company”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities by monitoring and reviewing:

•	The integrity of the Company’s financial reports and other financial information provided by the Company to the public or any governmental body;

•	The Company’s compliance with applicable legal and regulatory requirements;

•	The qualifications and independence of the Company’s independent auditing firm; and

•	The performance of the Company’s systems of internal financial controls.

      Consistent with this purpose, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Company’s financial and accounting policies, procedures and practices at all levels.

      It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial condition and results of operations and have been prepared in accordance with generally accepted accounting principles (“GAAP”) and applicable laws and regulations.

      Management of the Company has the responsibility for the Company’s financial reporting process, which includes preparing the financial statements and implementing internal controls over financial reporting. The independent audit firm has the responsibility for expressing an opinion that the Company’s consolidated financial statements conform in all material respects to GAAP and for reporting any material weaknesses in internal controls discovered during the course of the audit. The Committee’s role is to monitor and review these processes.

2.     Composition

      The Committee shall be comprised of no less than three directors, the exact number to be determined by the Board of Directors. Each Committee member shall meet the independence requirements of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), as from time to time in effect.

      In addition, each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      No member of the Committee may receive any compensation from the Company other than director’s fees for serving on the Board and its committees and regular benefits that other directors receive.

      The members of the Committee shall be appointed and removed by the Board on the recommendation of the Corporate Governance Committee. The members of the Committee shall designate a chairman.

3.     Financial Expertise

      Each member of the Committee shall have a working familiarity with basic finance and accounting principles and practices. This working familiarity with basic finance and accounting principles and practices shall be determined in accordance with the financial literacy definitions and rules of the NYSE. The composition of the Committee shall meet all applicable requirements for financial expertise necessary to ensure compliance with the rules promulgated by the SEC pursuant to Section 407(a) of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange.

      The Company shall certify to the NYSE annually that the chairman of the Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

4.     Meetings

      The Committee shall meet as often as circumstances dictate. The Committee shall also meet at least annually with the executive officers of the Company, representatives of the independent audit firm, and the employees responsible for the Company’s internal audit function in separate executive sessions to discuss the Company’s internal controls, the completeness and accuracy of the Company’s financial statements, and any other matters that the Committee or any of these persons believe should be discussed privately. In addition, the Committee shall meet with representatives of the independent audit firm and management quarterly in connection with the Committee’s review of the Company’s interim financial statements included in the quarterly reports filed with the SEC. Any or all members of the Committee may participate in meetings by conference telephone call or any other means of communication by which all members participating may simultaneously hear each other during the meeting. The Committee shall set its own rules of procedure and may delegate authority to subcommittees of its members. The Committee shall keep minutes of its activities.

5.     Committee Authority and Responsibilities

      A. The Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities contained in this charter, and it shall have the authority to communicate directly with the independent audit firm and any employee of the Company. The Committee shall have the authority to retain, at the Company’s expense, special accounting, legal or other consultants or experts it deems necessary in the performance of its duties.

      B. The Committee shall conduct its activities in accordance with the policies and principles contained in the Company’s Corporate Governance Principles.

      C. The Committee shall select, engage and, if necessary, terminate the engagement of the Company’s independent audit firm, which is ultimately accountable to the Board of Directors through the Committee.

      D. The Committee has the sole authority and responsibility to approve all audit engagement fees and terms, as well as all significant (i.e. non-de minimus) permitted non-audit services by the Company’s independent audit firm. The Committee shall consider the independence and effectiveness of the independent audit firm and shall consider whether the provision of any permitted non-audit services by the independent audit firm (those services not related to the audit of the annual financial statements or the review of the interim financial statements included in the Company’s Forms 10-Q for such year) is compatible with maintaining the audit firm’s independence.

      E. As part of its responsibilities and duties, the Committee shall:

1. Prepare annually, consulting with the Company’s legal counsel, if necessary, a report of the Committee to shareholders to be included in the Company’s proxy statement as required by the SEC. At a minimum, this report shall state whether the Committee has:

a. Reviewed and discussed the audited financial statements with management;

b. Discussed with the independent audit firm the matters required to be discussed by generally accepted auditing standards, as may be modified or supplemented;

c. Received the written disclosures and the letter from the independent audit firm regarding the firm’s independence as required by Independence Standards Board Standard No. 1, as it may be modified or supplemented, and discussed with the independent audit firm its independence; and

d. Based on the review and discussions noted in this charter, recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the preceding fiscal year for filing with the SEC.

2. Following completion of the annual audit, review and discuss with management, the independent audit firm, and the employees responsible for the Company’s internal audit function, the following matters, each to the extent deemed by the members of the Committee to be necessary or appropriate:

a. The Company’s critical accounting policies and the audit firm’s judgments of the quality and appropriateness of accounting policies and financial disclosure practices of the Company;

b. Any disagreements between management and the audit firm over the application of accounting principles;

c. Accounting policies applied, especially significant estimates made by management or significant changes in accounting methods;

d. Significant transactions or courses of dealing with parties related to the Company that are relevant to an understanding of the Company’s financial condition or results of operation;

e. Significant audit adjustments;

f. Any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company;

g. The Company’s internal controls regarding financial and accounting matters; and

h. Any other matters related to the conduct of the audit required to be communicated to the Committee by the independent audit firm or that any member of the Committee desires to review or discuss.

3. At least annually, obtain and review a report by the independent audit firm describing:

•	The audit firm’s internal quality-control procedures;

•	Any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and

•	(To assess the audit firm’s independence) all relationships between the independent audit firm and the Company.

After reviewing the foregoing report and the independent audit firm’s work throughout the year, the Committee shall evaluate the audit firm’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner and the reviewing partner of the independent audit firm. In making its evaluation, the Committee shall take into account the opinions of management and the Company’s personnel responsible for the internal audit function. The Committee shall present its conclusions with respect to the independent audit firm to the full Board.

4. Review and discuss with the independent audit firm, the audit procedures to be followed, including the scope and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the independent audit firm with respect to interim periods.

5. Review regularly with the independent audit firm, any difficulties the audit team encountered in the course of the audit work, including any restrictions on the scope of the independent audit firm’s activities or on access to requested information, and any significant disagreements with management. Among the items the Committee shall discuss with the audit firm, to the extent material, are:

•	Any accounting adjustments that were noted or proposed by the audit team but were “passed” (as immaterial or otherwise);

•	Any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and

•	Any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company. The review shall also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

6. Review and discuss policies with respect to risk assessment and risk management. The Committee shall discuss the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposure.

7. Review and discuss with management and the independent audit firm, the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

8. Review and discuss with management, the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

9. Review and discuss with management, the Company’s pending legal proceedings or investigations, compliance issues and other contingent liabilities that could have a significant impact on the Company’s financial statements.

10. In coordination with the General Counsel of the Company, set clear policies consistent with applicable law regarding the hiring of employees or former employees of the Company’s independent audit firm.

11. In coordination with the General Counsel of the Company, establish procedures for the receipt, retention and treatment of complaints received by the Company regarding material accounting, internal accounting controls, auditing and related matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding accounting and auditing issues.

12. Review and reassess the adequacy of this charter periodically as conditions dictate. If the Committee determines that this charter needs amendment, it shall submit its proposals for amendments to the Board of Directors for approval.

      F. The Committee shall also have such additional authority to assume additional responsibilities and take additional actions as may be delegated to it by the Board of Directors.

6.     Annual Assessment

      The Committee shall conduct an annual self-evaluation to determine whether it is functioning effectively. The Committee shall solicit comments from all directors and report annually to the Board with an assessment of the Committee’s performance. This assessment shall be discussed with the full Board following the end of each fiscal year. This assessment shall focus on the Committee’s contribution to the Company and specifically focus on areas in which the Board or management believes the Committee could improve.

Recommended by the Audit Committee on January 28, 2003 and adopted by the Board of Directors on January 28, 2003.

Proxy Statement 1188-PS-03

COMMON STOCK PROXY

HEALTHCARE REALTY TRUST INCORPORATED

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints David R. Emery and Roger O. West, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of shareholders of Healthcare Realty Trust Incorporated, to be held at 3310 West End Avenue, Suite 700, Nashville, Tennessee, on Tuesday, May 13, 2003, at 10:00 a.m., and at any adjournment thereof.

     This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (a) FOR the election as directors of the nominees named below, (b) FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors, and (c) in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the meeting.

1.	Election of Class 1 Directors.

     Nominees: Charles Raymond Fernandez, M.D. and Errol L. Biggs, Ph.D.

☐ FOR ALL NOMINEES	☐ WITHHOLD FROM ALL NOMINEES

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided above.)

2.	Proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors.

☐    FOR                                        ☐    AGAINST                                        ☐    ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

Date:

Signature
Date:

Signature

IMPORTANT
Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.